EXHIBIT 4

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

Newbridge Mortgage Corporation
SEE REVERSE FOR
	10,000,000 SHARES, $.0001 PAR VALUE	CERTAIN DEFINITIONS
COMMON STOCK

This is to Certify that		is the owner of

____________________________________________________________________________________________fully paid and non-assessable shares of the above Corporation transferable only on the books of the surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated

[Company Seal]
:

Secretary		President

© 1999 CORPEX BANKNOTE CO., BAY SHORE N.Y.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)
JT TEN	—	as joint tenants with right of			Under Uniform Gifts to Minors
		survivorship and not as tenants			Act
		in common			(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint
_________________________________________, Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated: _______________ _____
In presence of

NOTICE:			THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED: